                          WESTSTAR ENVIRONMENTAL, INC.

                                       AND

                              MERCER PARTNERS, INC.

                                  UNDERWRITERS

                                WARRANT AGREEMENT

                  UNDERWRITER'S WARRANT AGREEMENT dated as of March , 2001 by and between WESTSTAR ENVIRONMENTAL, INC. (the "Company") and MERCER PARTNERS, INC. (the "Underwriter" or "Mercer") individually (the "Underwriter").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company proposes to issue to the Underwriter 80,000 warrants (each an "Underwriter's Warrant"), each to purchase one unit, containing one share of the Company's common stock, par value $.001 per share (the "Common Stock") and one class A redeemable Common Stock purchase warrant (the "Warrants," and collectively with the Common Stock, the "Units").

         WHEREAS, the Underwriter has agreed, pursuant to the underwriting agreement (the "Underwriting Agreement") dated March , 2001, by and between the Underwriter and the Company, to act as the Underwriter in connection with the Company's proposed public offering (the "Public Offering") of 800,000 Units (the "Offering Securities"); and

         WHEREAS, the Underwriter's Warrants to be issued pursuant to this Agreement will be issued on Closing Date I (as such term is defined in the Underwriting Agreement) by the Company to the Underwriter in consideration for, and as part of, the Underwriter's compensation in connection with the Underwriter's acting as the Underwriter pursuant to the Underwriting Agreement;

         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of One Hundred ($100.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant. The Holder (as defined in Section 3 below) is hereby granted the right to purchase, at any time from _____________, 2002 until 5:00 p.m., New York time, _____________, 2006, up to 80,000 Units, at an initial purchase price (subject to adjustment as provided in Section 8 hereof) of $12.375 per Unit (165% of the per Unit public offering price), subject to the terms and conditions of this Agreement. The securities issuable upon exercise of the Underwriter's Warrant are sometimes referred to herein as the "Underwriter's Securities."

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         2.       Warrant Certificates. The warrant certificate (the
"Underwriter's Warrant Certificate") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

         3.       Exercise of Underwriter's Warrant.

                  (a) The Underwriter's Warrant is exercisable during the term set forth in Section 1 hereof payable by certified or cashier's check or money order in lawful money of the United States. Upon surrender of Underwriter's Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Underwriter's Securities (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal office currently located at 9550 Regency Square Boulevard, Jacksonville, Florida 32225, the registered holder of a Underwriter's Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Underwriter's Securities so purchased. The purchase rights represented by each Underwriter's Warrant Certificate are exercisable at the option of the Holder or Holders thereof, in whole or in part as to Underwriter's Securities. The Underwriter's Warrant may be exercised to purchase all or any part of the Underwriter's Securities represented thereby. In the case of the purchase of less than all the Underwriter's Securities purchasable on the exercise of the Underwriter's Warrant represented by a Underwriter's Warrant Certificate, the Company shall cancel the Underwriter's Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Underwriter's Warrant Certificate of like tenor for the balance of the Underwriter's Securities purchasable thereunder.

                  (b) In lieu of the payment of cash upon exercise of the Underwriter's Warrant as provided in Section 3(a), the Holder may exercise the Underwriter's Warrant by surrendering the Underwriter's Warrant Certificate at the principal office of the Company, accompanied by a notice stating (i) the Holder's intent to effect such exercise by an exchange, (ii) the number of Units to be issued upon the exchange, (iii) whether Underwriter's Warrants are to be surrendered in connection with the exchange, and (iv) the date on which the Holder requests that such exchange is to occur. The Purchase Price for the Underwriter's Securities to be acquired in the exchange shall be paid by the surrender as indicated in the notice, of Underwriter's Warrants, having a "Value", as defined below, equal to the Purchase Price. "Value" as to each Underwriter's Warrant shall mean the difference between the "Market Price", as hereinafter defined, of one share of Common Stock and one Warrant and the then Purchase Price for a Unit.

                  By way of example of the application of the formula, assume that the Market Price of one share of Common Stock plus one Warrant is $20.00, and the Purchase Price of the Underwriter's Warrant is $15.00. On such assumptions, the Value of each Underwriter's Warrant is $5.00 ($20.00-$15.00) and therefore for each three Underwriter's Warrants surrendered, the Holder could acquire one share of Common Stock and one Warrant in the exchange. Notwithstanding the example, the Holder shall not be limited to exchanging Underwriter's Warrants for Common Stock and Warrants.

         The Warrant Exchange shall take place on the date specified in the notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

         4. Issuance of Certificates. Upon the exercise of the Underwriter's Warrant and payment of the Purchase Price therefor, the issuance of certificates representing the Underwriter's Securities or other securities, properties or rights underlying such Underwriter's Warrant, shall be made forthwith (and in any event within five (5) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Underwriter's Warrant Certificates and the certificates representing the Underwriter's Securities or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. The Underwriter's Warrant Certificates shall be dated the date of issuance thereof by the Company upon initial issuance, transfer or exchange. Notwithstanding anything else contained herein, the Warrants to be issued shall be exercisable at 165% of the effective initial public offering price of the Common Stock.

         5. Restriction On Transfer of Underwriter's Warrant. The Holder of an Underwriter's Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that the Underwriter's Warrant may be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, until March__, 2002 (one year following the effective date of the Public Offering), only to officers and partners (not directors) of the Underwriter, or any Public Offering selling group member and their respective officers and partners, ("Permitted Transferees"). Thereafter the Underwriter's Warrant may be transferred, assigned, hypothecated or otherwise disposed of in compliance with applicable law.

         6.       Purchase Price.

                  (a) Initial and Adjusted Purchase Price. Except as otherwise provided in Section 8 hereof, the initial purchase price of the Underwriter's Securities shall be $12.375 per Unit(165% of the per Unit public offering price). The adjusted purchase price shall be the price which shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 8 hereof.

                  (b) Purchase Price. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, depending upon the context.

         7.       Registration Rights.

                  (a) Registration Under the Securities Act of 1933, as amended ("Act"). The Underwriter's Warrant may have not been registered under the Act. The Underwriter's Warrant Certificates may bear the following legend:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion and counsel shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under the Act is available.

                  (b) Demand Registration. (1) At any time commencing on the first anniversary of and expiring on the fifth anniversary of the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date"), the Holders of a Majority (as hereinafter defined) in interest of the Underwriter's Warrant, or the Majority in interest of the Underwriter's Securities (assuming the exercise of all of the Underwriter's Warrant) shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the U.S. Securities and Exchange Commission (the "Commission"), on one (1) occasion, a registration statement on Form SB-2, S-1 or other appropriate form, and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale, of the Underwriter's Securities by such Holders and any other Holders of the Underwriter's Warrant and/or the Underwriter's Securities who notify the Company within fifteen (15) business days after receipt of the notice described in Section 7(b)(2). The Holders of the Underwriter's Warrant may demand registration prior to exercising the Underwriter's Warrant, and may pay such exercise price from the proceeds of such public offering.

         (2) The Company covenants and agrees to give written notice of any registration request under this Section 7(b) by any Holders to all other registered Holders of the Underwriter's Warrant and the Underwriter's Securities within ten (10) calendar days from the date of the receipt of any such registration request.

         (3) For purposes of this Agreement, the term "Majority" in reference to the Holders of the Underwriter's Warrant or Underwriter's Securities, shall mean in excess of fifty percent (50%) of the then outstanding Underwriter's Warrant or Underwriter's Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

                  (c) Piggyback Registration. (1) If, at any time within the period commencing on the first anniversary and expiring on the fifth anniversary of the Effective Date, the Company should file a registration statement with the Commission under the Act (other than in connection with a merger or other business combination transaction or pursuant to Form S-8), it will give written notice at least twenty (20) calendar days prior to the filing of each such registration statement to the Underwriter and to all other Holders of the Underwriter's Warrant and/or the Underwriter's Securities of its intention to do so. If an Underwriter or other Holders of the Underwriter's Warrant and/or the Underwriter's Securities notify the Company within fifteen
(15) calendar days after receipt of any such notice of its or their desire to include any Underwriter's Securities in such proposed registration statement, the Company shall afford the Underwriter and such Holders of the Underwriter's Warrant and/or Underwriter's Securities the opportunity to have any such Underwriter's Securities registered under such registration statement. Notwithstanding the provisions of this Section 7(c)(1) and the provisions of
Section 7(d), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c)(1) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                           (2)      If the managing  underwriter of an offering
to which the above piggyback rights apply, in good faith and for valid business reasons, objects to such rights, such objection shall preclude such inclusion.

                           (d)      Covenants of the Company With Respect to
Registration. In connection with any registrations under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

                                    (1)     The Company shall use its best
efforts to file a registration statement within thirty (30) calendar days of receipt of any demand therefor pursuant to Section 7(b); provided, however, that the Company shall not be required to produce audited or unaudited financial statements for any period prior to the date such financial statements are required to be filed in a report on Form 10-KSB or Form 10-QSB, as the case may be. The Company shall use its best efforts to have any registration statement declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Underwriter's Securities such number of prospectuses as shall reasonably be requested.

                                    (2)     The Company shall pay all costs
(excluding fees and expenses of Holders' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

                                    (3)     The Company will use its best
efforts to qualify or register the Underwriter's Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holders, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                                    (4)     The Company shall indemnify the
Holders of the Underwriter's Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement, but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 8 of the Underwriting Agreement.

                                    (5)     The Holders of the Underwriter's
Securities to be sold pursuant to a registration statement, and their successors and assigns, shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

                                    (6)     Nothing contained in this Agreement
shall be construed as requiring the Holders to exercise their Underwriter's Warrant prior to the initial filing of any registration statement or the effectiveness thereof, provided that such Holders have made arrangements reasonably satisfactory to the Company to pay the exercise price from the proceeds of such offering.

                                    (7)     The Company shall furnish to each
Underwriter for the offering, if any, such documents as such Underwriter may reasonably require.

                                    (8)     The Company shall as soon as
practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

                                    (9)     The Company shall deliver promptly
to each Holder participating in the offering requesting the correspondence described below and any managing Underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and Underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

                                    (10)    The Company shall enter into an
underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Underwriter's Securities requested to be included in such underwriting, provided, however that such managing underwriter shall be reasonably acceptable to the Company, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter or underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders (in respect of a registration under Section 7(b) only) and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Underwriter's Securities. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

                  8.     Adjustments to Purchase Price and Number of Securities.

                         (a)      Subdivision and Combination. In case the
Company shall at any time issue any shares of Common Stock in connection with a stock dividend in shares of Common Stock or subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of a stock dividend or a subdivision or increased in the case of combination.

                         (b)      Adjustment in Number of Securities. Upon
each adjustment of the Purchase Price pursuant to the provisions of this Section 8, the number of Underwriter's Securities issuable upon the exercise of the Underwriter's Warrant shall be adjusted to the nearest whole share by multiplying a number equal to the Purchase Price in effect immediately prior to such adjustment by the number of Underwriter's Securities issuable upon exercise of the Underwriter's Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

                         (c)      Definition of Common Stock. For the purpose
of this Agreement, the term "Common Stock" shall mean the class of stock designated as Common Stock in the Certificate of Incorporation, of the Company as it may be amended as of the date hereof.

                         (d)      Reclassification, Merger or Consolidation.
The Company will not merge, reorganize or take any other action which would terminate the Underwriter's Warrant without first making adequate provision for the Underwriter's Warrant. In case of any reclassification or change of the outstanding shares of Common Stock issuable upon exercise of the outstanding warrants (other than a change in par value to no par value, or from nor par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation or other entity of the property of the Company as an entirety or substantially as an entirety, the Holders of each Underwriter's Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Underwriter's Warrant) to purchase, upon exercise of such Underwriter's Warrant, the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holders were the owner of the shares of Common Stock underlying the Underwriter's Warrant immediately prior to any such events at a price equal to the product of (x) the number of shares issuable upon exercise of the Underwriter's Warrant and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance, as if such Holders had exercised the Underwriter's Warrant. In the event of a consolidation, merger, sale or conveyance of property, the corporation formed by such consolidation or merger, or acquiring such property, shall execute and deliver to the Holders a supplemental Underwriter's warrant agreement to such effect. Such supplemental Underwriter's warrant agreement shall provide for adjustments which shall be identical to the adjustment provided for in this Section 8. The provisions of this Section 8(d) shall similarly apply to successive consolidations or mergers.

                  9. Exchange and Replacement of Warrant Certificates. Each Underwriter's Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holders at the principal executive office of the Company, for a new Underwriter's Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Underwriter's Securities in such denominations as shall be designated by the Holders thereof at the time of such surrender.

                  10. Loss, Theft etc. of Certificates Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Underwriter's Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Underwriter's Warrant Certificates, if mutilated, the Company will make and deliver a new Underwriter's Warrant Certificate of like tenor, in lieu thereof.

                  11. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Underwriter's Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests; provided, however, that if a Holder exercises all Underwriter's Warrant held of record by such Holder the fractional interests shall be eliminated by rounding any fraction to the nearest whole number of shares of Common Stock or other securities, properties or rights.

                  12. Reservation and Listing of Securities. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock and Warrants, solely for the purpose of issuance upon the exercise of the Underwriter's Warrant, such number of shares of

Common Stock and Warrants or other securities and properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of Underwriter's Warrant and payment of the Purchase Price therefor, all the shares of Common Stock and Warrants issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Underwriter's Warrant shall be outstanding, the Company shall use its best efforts to cause the Common Stock and Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock issued to the public in connection herewith may then be listed or quoted.

                  13. Notices to Underwriter's Warrant Holders. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Underwriter's Warrant and their exercise, any of the following events shall occur:

                           (a)      the Company shall take a record of the
holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                           (b)      the Company shall offer to all the holders
of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                           (c)      a dissolution, liquidation or winding up of
the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) calendar days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

                  14. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or five days after being mailed by registered or certified mail, return receipt requested: If to the registered Holders of the Underwriter's Warrant, to the address of such Holders as shown on the books of the Company; or if to the Company to 9550 Regency Square Boulevard, Jacksonville,

Florida 32225, or to such other address as the Company may designate by notice to the Holders.

                  15. Supplements and Amendments. The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of Underwriter's Warrant Certificates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Underwriter's Warrant Certificates.

                  16. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter, the Holders and their respective successors and assigns hereunder.

                  17. Termination. This Agreement shall terminate at the close of business on _____________, 2006. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the expiration of any applicable statue of limitations.

                  18. Governing Law; Submission to Jurisdiction. This Agreement and each Underwriter's Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said state without giving effect to the rules of said state governing the conflicts of laws.

                  19. Entire Agreement; Modification. This Agreement (including the Underwriting Agreement, to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and thereof. This Agreement may not be modified or amended except by a writing duly signed by the Company and the Holders of a Majority in Interest of the Underwriter's Securities (for this purpose, treating all then outstanding Underwriter's Warrants as if they had been exercised).

                  20. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

                  21. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

                  22. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holders of the Underwriter's Warrant Certificates or Underwriter's Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holders of the Underwriter's Warrant Certificates or Underwriter's Securities.

                  23. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  24. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, the Underwriter and their respective successors and assigns and the Holders from time to time of the Underwriter's Warrant Certificates or any of them.

                          [Signature on following page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  WESTSTAR ENVIRONMENTAL, INC.


                                  By:__________________________________________
                                  Name:   Michael E. Ricks, President


                                  MERCER PARTNERS, INC.



                                  By:__________________________________________
                                  Name:   John D. Lane
                                  Title:  Senior Vive President and
                                           Managing Director

                                   Schedule A

                                       to

                         Underwriter's Warrant Agreement

                                     Between

                          WESTSTAR ENVIRONMENTAL, INC.

                                       AND

                              MERCER PARTNERS, INC.

Underwriter

Mercer Partners, Inc.

                          WESTSTAR ENVIRONMENTAL, INC.

                               WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND MAY NOT BE OFFERED FOR SALE OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR
(ii) AN OPINION OF COUNSEL, IF SUCH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

               EXERCISABLE COMMENCING _____________, 2002 THROUGH
                 5:00 P.M., NEW YORK TIME ON ____________, 2006


                                     Warrant covering 80,000 shares of
                                     Common Stock

No. UW-1

                  This Warrant Certificate certifies that Mercer Partners, Inc. or registered assigns, is the registered holder of this Warrant to purchase initially, at any time from _____________, 2002, until 5:00 p.m., New York time on _______________, 2006 (the "Expiration Date"), up to 80,000 units, each consisting of one share of Common Stock, $.001 par value (the "Common Stock") and one class A redeemable Common Stock purchase warrant (the "Warrants") of Weststar Environmental, Inc. (the "Company") exercisable at an initial purchase price of $12.375 per share (165% of the per unit public offering price) (the "Purchase Price"), upon the surrender of this Warrant Certificate and payment of the applicable Purchase Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement, dated as of March_, 2001, by and between the Company and Mercer Partners, Inc. (the "Warrant Agreement"). Payment of the Purchase Price shall be made by certified or cashier's check or money order payable to the order of the Company.

                  No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrant evidenced hereby, unless exercised prior thereto, shall thereafter be void.

                  The Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Underwriter, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the Purchase Price and the type and/or number of the Company's securities issuable upon the exercise of this Warrant, may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Purchase Price and the number and/or type of securities issuable upon the exercise of the Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

                  Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrant shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

                  Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

                  The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

                  IN WITNESS WHEREOF, the undersigned has executed this certificate this __ day of March , 2001.

                                        WESTSTAR ENVIRONMENTAL, INC.

                                        By:_____________________________________
                                              Michael E. Ricks, President

ATTEST:

By:__________________________________

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)

                  FOR VALUE RECEIVED___________________________
hereby sells, assigns and transfers unto _____________________

                  (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Warrant Certificate on the books of Weststar Environmental, Inc., with full power of substitution.

Dated:

                                    Signature_____________________

                                    (Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)

[Signature guarantee]                         ________________________________
                                              (Insert Social Security or Other
                                                Identifying Number of Holders)

                          FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ______ shares of Common Stock and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Weststar Environmental, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that certificates for such securities be registered in the name of ___________________ whose address is _____________________ and that such certificates be delivered to _____________________________________ whose address is ____________________________________________________________.

Dated:

Signature_______________________

(Signature must conform in all respects to the name of holder as specified on the face of the Warrant Certificate.)


(Insert Social Security or Other
Identifying Number of Holders)

[Signature guarantee]